UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No)
incorporation)

155 Morristown Road		07924
Bernardsville, New Jersey
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code (908) 221-0100

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Statement

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by Somerset Hills Bancorp with the Securities and Exchange Commission on May 23, 2011 to clarify certain language, and to correct an error in the amount that each of Mr. William S. Burns and Mr. James Nigro would receive in the event of a change in control, pursuant to their Change in Control Agreements, if such change in control occurred on the date of execution.

No other changes have been made to the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 19, 2011, the Registrant and Somerset Hills Bank, a New Jersey chartered commercial bank and a wholly-owned subsidiary of the Registrant (the “Bank”), entered into Change in Control Agreements (the “Agreement”) with William S. Burns and James Nigro, who serve as the Chief Financial Officer and Chief Lending Officer, respectively, of the Registrant and the Bank. A copy of the form agreement is annexed hereto as Exhibit 10.1.

Under the terms of the Agreement, if the Registrant were to undergo a “change in control” as defined in the Agreement, each of Messrs. Burns and Nigro would be entitled to a lump sum payment equal to one and one-half times the sum of (i) the highest annual salary paid during the twenty four months prior to the consummation of the “change in control” and (ii) the highest annual bonus paid to or accrued over the twenty four months prior the consummation of the “change in control”, provided they remain employed by the Registrant through consummation of the change in control. By way of example, if a change in control occurred on the date of execution, under the terms of the agreement Mr. Burns would have received a payment of $327,750 and Mr. Nigro would have received a payment of $283,500.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits . The following is filed as an Exhibit to this Current Report on Form 8-K:

	10.1	Form of Change in Control Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: May 26, 2011	By:	/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President, Chief Executive Officer and Chief
Operating Officer

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